                                   FORM T-1

                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              __________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              __________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______

                              __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                   New York                            13-3818954
        (Jurisdiction of incorporation              (I.R.S. employer
        if not a U.S. national bank)                identification No.)


             114 West 47th Street                      10036-1532
                New York, NY                           (Zip Code)
             (Address of principal
             executive offices)


                    United States Trust Company of New York
                             114 West 47th Street
                           New York, NY  10036-1532
                                (212) 852-1000
                              (Agent for Service)

                              __________________
                      Petersen Publishing Company, L.L.C.
              (Exact name of obligor as specified in its charter)

                  Delaware                             95-4597937
        (State or other jurisdiction of             (I.R.S. employer
        incorporation or organization)              identification No.)


          6420 Wilshire Boulevard
             Los Angeles, CA                            90048
      (Address of principal executive offices)       (Zip Code)

                              __________________

                              __________________
                            Petersen Capital Corp.
              (Exact name of obligor as specified in its charter)


                  Delaware                             95-4608878
        (State or other jurisdiction of             (I.R.S. employer
        incorporation or organization)              identification No.)


          6420 Wilshire Boulevard
             Los Angeles, CA                            90048
      (Address of principal executive offices)       (Zip Code)

                               __________________
                           Petersen Holdings, L.L.C.
              (Exact name of obligor as specified in its charter)


                  Delaware                             95-4597939
        (State or other jurisdiction of             (I.R.S. employer
        incorporation or organization)              identification No.)

          6420 Wilshire Boulevard
             Los Angeles, CA                            90048
      (Address of principal executive offices)       (Zip Code)


                               __________________

                   11-1/8% Series B Senior Subordinated Notes
                                    Due 2006
                      (Title of the indenture securities)


                 ==============================================

                                    GENERAL


1.  GENERAL INFORMATION
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

    3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Petersen Publishing Company, L.L.C., Petersen Capital Corp. and Petersen Holdings, L.L.C. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS
    ----------------

    T-1.1  -- Organization Certificate, as amended, issued by the State of New
              York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

16. LIST OF EXHIBITS
    ----------------
    (cont'd)

    T-1.2     --     Included in Exhibit T-1.1.

    T-1.3     --     Included in Exhibit T-1.1.

    T-1.4     --     The By-Laws of United States Trust Company of New York, as
                     amended, is incorporated by reference to T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                     Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6    --      The consent of the trustee required by Section 321(b) of
                     the Trust Indenture Act of 1939, as amended by the Trust
                     Indenture Reform Act of 1990.

    T-1.7    --      A copy of the latest report of condition of the trustee
                     pursuant to law or the requirements of its supervising or
                     examining authority.

NOTE
====

As of January 7, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of January, 1997.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ Christine C. Collins
    -----------------------------
    Christine C. Collins
    Assistant Vice President

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


    /s/Gerard F. Ganey
    ------------------
By: Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1996
                              ------------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $   38,257

Short-Term Investments                          82,377

Securities, Available for Sale                 861,975

Loans                                        1,404,930
Less:  Allowance for Credit Losses              13,048
                                            ----------
   Net Loans                                 1,391,882
Premises and Equipment                          60,012
Other Assets                                   133,673
                                            ----------
   TOTAL ASSETS                             $2,568,176
                                            ==========

LIABILITIES
-----------
Deposits:
   Non-Interest Bearing                     $  466,849
   Interest Bearing                          1,433,894
                                            ----------
      Total Deposits                         1,900,743

Short-Term Credit Facilities                   369,045
Accounts Payable and Accrued Liabilities       143,604
                                            ----------
   TOTAL LIABILITIES                        $2,413,392
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                $   14,995
Capital Surplus                                 42,394
Retained Earnings                               98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes              (1,007)
                                            ----------
TOTAL STOCKHOLDER'S EQUITY                     154,784
                                            ----------
 TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                      $2,568,176
                                            ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996